Exhibit 10.2

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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TV GUIDE SHOWCASE RIDER

TO

TIVO

INTERACTIVE PROGRAM GUIDE

LICENSE AGREEMENT

This Rider (“SHOWCASE RIDER”), having an effective date of June 6, 2003 (“SHOWCASE RIDER EFFECTIVE DATE”), is entered into by and between Gemstar – TV Guide International, Inc., including all of its SUBSIDIARIES (hereinafter collectively referred to as “GEMSTAR”), and TiVo Inc., including all of its SUBSIDIARIES (hereinafter collectively referred to as “TIVO”); hereinafter sometimes individually referred to as a “PARTY” or collectively to as the “PARTIES”, who agree as follows:

SECTION 1.0

Recitals

1.1	GEMSTAR and TIVO have entered into an INTERACTIVE PROGRAM GUIDE LICENSE AGREEMENT having an effective date of June 6, 2003 (“AGREEMENT”), under which GEMSTAR has agreed to license GEMSTAR IPG-RELATED PATENTS to TIVO in the TERRITORY under certain terms and conditions.

1.2	As part of the AGREEMENT, TIVO is obligated to pay to GEMSTAR a one-time, non-refundable fee (“ONE-TIME FEE”).

1.3	In connection with the AGREEMENT, TIVO has agreed to undertake certain advertising, promotional and marketing activities for GEMSTAR AUTHORIZED TIVO IPGs.

1.4	TIVO has also agreed to provide GEMSTAR during the TERM of the AGREEMENT (and through any sell-off period provided for in Section 6.6 of the AGREEMENT with a persistent TV GUIDE SHOWCASE in the TIVO SERVICE to promote TV GUIDE content, and has also agreed to assist GEMSTAR in promoting the TV GUIDE SHOWCASE and TV GUIDE content.

1.5	In consideration of such undertakings by TIVO, and for other valuable considerations, GEMSTAR hereby agrees to waive such ONE-TIME FEE and to [*] assist in promoting the GEMSTAR AUTHORIZED TIVO IPG and TV GUIDE SHOWCASE on TIVO PVR DEVICES.

[*]	Confidential information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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SECTION 2.0

TERMS, DEFINITIONS AND INCORPORATION BY REFERENCE

2.1	INCORPORATION BY REFERENCE. All terms, including definitions, under the AGREEMENT that are not inconsistent with the provisions of this SHOWCASE RIDER, are hereby incorporated by reference. Capitalized terms used in this SHOWCASE RIDER shall have the same meaning as those defined terms set forth in the AGREEMENT. The defined terms and provisions set forth in this SHOWCASE RIDER shall apply with respect to the interpretation of this SHOWCASE RIDER in the event of any conflict between such defined terms and provisions and those in the AGREEMENT.

2.2	“TV GUIDE SHOWCASE” shall mean a persistent “TV GUIDE” branded showcase area provided in the “Showcase Grid” of the TIVO SERVICE and provided to all Series 2 (or future models of) PVR DEVICES.

SECTION 3.0

WAIVER OF ONE-TIME FEE

3.1	GEMSTAR hereby waives the ONE-TIME FEE set forth in Section 4.2 of the AGREEMENT.

SECTION 4.0

TV GUIDE SHOWCASE

4.1	TV GUIDE SHOWCASE. TIVO agrees to:

(a)    provide, subject to and in accordance with the terms and conditions set forth in SCHEDULE A to this SHOWCASE RIDER, a consistent location or entry point for the TV GUIDE SHOWCASE [*], as determined by TIVO, of the “Showcase Grid” of the TIVO SERVICE that is [*] no later than [*] after the [*], and maintain such location or entry point (or other location or entry point mutually agreed to by the PARTIES) for the TV GUIDE SHOWCASE throughout the TERM of the AGREEMENT (and through any sell-off period provided for in Section 6.6 of the AGREEMENT);

(b)    provide on [*] a [*] basis and subject to and in accordance with the terms and conditions set forth in SCHEDULE A to this SHOWCASE RIDER, delivery of TV GUIDE content to the TV GUIDE SHOWCASE including, but not limited to, text and graphics, and [*] of MPEG quality video content, on [*] a [*] basis throughout the TERM of the AGREEMENT (and through any sell-off period provided for in Section 6.6 of the AGREEMENT);

(c)    provide GEMSTAR with [*] relating to [*] at least on a [*] basis throughout the TERM of the AGREEMENT (and through any sell-off period provided for in Section 6.6 of the AGREEMENT). All [*] provided by TIVO will be based on aggregate data and will be consistent with TIVO’s privacy policy located at http://www.tivo.com/privacy, as may be updated from time to time by TIVO in its sole discretion. The [*] provided to GEMSTAR shall be considered confidential information of TIVO and subject to the restrictions set forth in Section 10.9 of the AGREEMENT; and

[*]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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(d)    provide GEMSTAR with [*] to [*] the GEMSTAR AUTHORIZED TIVO IPG and TV GUIDE SHOWCASE via [*], and [*] throughout the TERM of the AGREEMENT (and through any sell-off period provided for in Section 6.6 of the AGREEMENT).

4.2	TV GUIDE SHOWCASE FEES.

(a)    GEMSTAR shall pay TIVO [*] for each TIVO PVR DEVICE that is capable of receiving, and actually does receive, the TV GUIDE SHOWCASE through the TIVO SERVICE (“TV GUIDE SHOWCASE FEE”) and for which all[*]. All such payments by GEMSTAR shall be in accordance with Section 5.1(b) of the AGREEMENT. TIVO shall be entitled to apply the TV GUIDE SHOWCASE FEE as a discount to the PER UNIT FEES due and payable during the payment period specified in Section 5.1(a) of the AGREEMENT, on the condition that TIVO’s payment report includes [*] that [*] has [*] with [*] for such TV GUIDE SHOWCASE set forth in this AGREEMENT. Should TIVO subsequently determine or learn that [*] for the TV GUIDE SHOWCASE under this AGREEMENT, it shall promptly notify GEMSTAR and [*].

(b)    The PARTIES agree and acknowledge that TIVO shall be able to apply the TV GUIDE SHOWCASE FEE as a discount to the PER-UNIT FEES due and payable for TIVO PVR DEVICE TRANSFERRED and that perform INITIAL ACTIVATION prior to [*] after the [*] even if [*], so long as TIVO confirms that the TV GUIDE SHOWCASE will be available within [*] after the [*].

SECTION 5.0

ADDITIONAL PROVISIONS

5.1	REMAINING TERMS AND CONDITIONS. All other terms and conditions of the AGREEMENT shall remain unchanged and shall apply to this SHOWCASE RIDER. The term of this SHOWCASE RIDER, for the avoidance of any doubt shall be the same as and shall be coextensive with the TERM of the AGREEMENT.

5.2	SURVIVAL. Notwithstanding the provisions of Section 6.7 of the AGREEMENT to the contrary: (a) Section 3 of this SHOWCASE RIDER shall survive any termination or expiration of the AGREEMENT; and (b) Section 4 of this SHOWCASE RIDER shall survive for the duration of the sell-off period set forth in Section 6.6 of the AGREEMENT.

[*]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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IN WITNESS WHEREOF, the PARTIES hereto have caused this SHOWCASE RIDER to be executed by their respective duly authorized representatives to be effective as of the date first written above.

GEMSTAR-TV GUIDE INTERNATIONAL, INC.		TIVO INC.

By:	/s/ JEFF SHELL	By:	/s/ MICHAEL RAMSAY

Printed Name:	Jeff Shell	Printed Name:	Michael Ramsay

Title:	CEO	Title:	Chairman and CEO

Date:	6/6/03	Date:	6/6/03

SHOWCASE RIDER SIGNATURE PAGE